EXHIBIT 23.2
                                                                    ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 1997 (except with respect to the matter discussed in Note 6, as to which the date is March 27, 1997) incorporated by reference in Southern Energy Homes, Inc.'s Form 10-K for the year ended January 3, 1997 and to all references to our Firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP


Birmingham, Alabama
August 4, 1997